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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2009


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                  000-28704               88-0429044
            -------                 -----------              ----------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)        Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California                 92399
----------------------------------------------                 -----
  (Address of principal executive offices)                  (Zip Code)

                                (800) 259-9622
                                --------------
             (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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4.01 Changes in Registrant's Certifying Accountant

The Registrant, Ingen Technologies, Inc., a Georgia corporation, dismissed its certifying accountant, the firm of Child, Van Wagoner & Bradshaw, PLLC of Salt Lake City, Utah, ("CVB") on October 28, 2009. A new certifying accountant was engaged on October 29, 2009 (see Form 8-K filed October 30, 2009).

The certifying accountant's reports for the years ended May 31, 2007 and May 31, 2008 were prepared assuming that the Registrant will continue as a going concern, but noted the Registrant's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. The reports for the years ended May 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion but did contain a going concern paragraph. The reports were not qualified or modified as to audit scope or accounting principles.

The decision to dismiss the certifying accountant was recommended, approved and made by the board of directors. The decision was made because of the delay in performance of the certifying accountant's services concerning the Registrant's financial statements. On August 4, 2009 (date of report: July 28, 2009), the Registrant filed a Form 8-K (4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) indicating that the Registrant's audited financial statements for the years ended May 31, 2008 and May 31, 2007 included as part of the Registrant's Form 10-KSB for the year ended May 31, 2008 and the registrant's financial statements included as part of the Registrant's interim report on Form 10-QSB for the period ending August 31, 2008 should no longer be relied upon because of one or more errors in such financial statements. CVB advised the registrant via e-mail on July 27, 2009 that action should be taken to prevent future reliance on a previously issued audit report and interim review related to previously issued financial statements. CVB indicated that the May 31, 2008 10-KSB and August 31, 2008 10-Q should be amended.

The Registrant's financial statements for prior periods failed to include expenses of approximately $1,955,000 and related liabilities of approximately $865,000 owed to the Registrant's Chief Executive Officer, $990,000 owed to third parties on convertible promissory notes, and $112,000 in sales tax liability. The Registrant paid $118,000 in June 2009 to the State of California Franchise Tax Board to resolve the sales tax liability. The other liabilities were satisfied by the issuance of common stock between March 18, 2009 and October 15, 2009. The Registrant has not yet filed restated financial statements to reflect these transactions.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto up to the date of dismissal, there were no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CVB's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

Pursuant to Regulation S-K Item 304 (a)(1)(v) paragraph D, CVB has advised the registrant's counsel that information to support the unrecorded liabilities appear to contain discrepancies that cause CVB to be unable to conclude that the omitted transactions in fact occurred in the time periods represented by the registrant and thus materially impact the fairness or reliability of any financial statements to be restated or future financial statements and that this issue has not been resolved to CVB's satisfaction prior to its dismissal. CVB

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did not discuss this matter with the Registrant's audit committee or similar committee of the board of directors. However, CVB has been authorized by the Registrant to respond fully to the inquiries of the successor accountant concerning all matters related to the Registrant's financial statements. Other than the information disclosed in this paragraph, none of the other items of
Item 304 (a)(1)(v) are applicable.

The Registrant provided a copy of the disclosures it is making and requested its former accountant to furnish a letter addressed to the Commission stating whether it agrees or disagrees with the foregoing statements. A copy of the former accountant's letter to the Commission is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1     Former Accountant's letter to the Commission.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  November 9, 2009                INGEN TECHNOLOGIES, INC.

                                    By: /s/ Scott R. Sand
                                        -------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer







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